Exhibit 10.1(a)

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of July 8, 2008 is made and entered into by and between Pure Play Music Limited a corporation domiciled in the United Kingdom with registered offices at 15 Upper King Street, Norwich, NR3 1RB (company number 05778488) (“Seller”), or its assignees, and Latin Television, a Nevada corporation with principal offices at 3200 Santa Monica Avenue, Suite #20, Santa Monica, California 90405 (the “Purchaser”).  As used herein, the term “Parties” shall be used to identify the Seller and the Purchaser jointly.

WHEREAS:

A.           Seller owns certain assets as listed and described in Exhibit A attached hereto (the “Purchased Assets”), as well as assets acquired from the commencement of negotiations to closing, as referenced by the date of execution hereon, that it desires to sell and transfer to Purchaser in exchange for the Purchaser’s issuance of certain shares of the Purchaser’s Common Stock (the “Special Shares”) as more particularly set forth below.

B.           The Seller warrants and represents that it owns and will own at the closing (as defined herein) all of the Purchased Assets free of any accrued or contingent mortgages, deed of trust, security interests, claims, and equitable charges that may be asserted by any third party and that it will convey full and unencumbered title to the Purchased Assets to the Purchaser at Closing.

C.           The Seller warrants and represents that it is experienced and sophisticated in business, financial, investment, and tax matters with sufficient skill and knowledge to undertake the transactions contemplated and described in this Agreement and evaluate the risks and merits of acquiring the Special Shares.

D.           The Seller warrants and represents that it has received, prior to this Agreement, such disclosures regarding the Purchaser, its corporate and financial affairs, stockholder information, and such other disclosures that has allowed it to make an informed investment decision and that it has also had a sufficient opportunity to ask questions of the Purchaser’s management and to receive answers from the Purchaser’s management regarding all such matters.

E.           The Seller warrants and represents that this Agreement and the transactions contemplated hereby have been duly approved by the Seller’s Board of Directors.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein, the parties agree as follows:

ARTICLE 1
PURCHASE AND SALE OF ASSETS

1.1           Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 3.1), Purchaser shall purchase from Seller, and Seller shall sell and transfer to Purchaser, all of Seller’s right, title, and interest in the Purchase Assets (the “Purchased Assets”).  The Purchased Assets consist of all the items listed and shown on Exhibit A, as well as after acquired assets to the date of execution hereon, attached hereto together with the following:

(a)           all equipment, inventory, records, merchandise, customer and vendor contact lists (regardless of format), computers, marketing lists, marketing materials, business plans and strategies needed to conduct the business activities of the City Book Savings business;

(b)            all information, files, books and records, including customer and supplier lists, relating to or involving the Purchased Assets, regardless of format, and relating to the business conducted by the Seller (the “Business”);

(c)           all supplies related to the Business, stock in trade, merchandise, goods, supplies and other products owned by Seller or otherwise under the control of Seller on the date of Closing;

(d)           all intellectual property rights, whether owned or leased, including, without limitation, all patents, patent applications, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, tradenames, copyrights, registered copyrights, copyright applications, trade secrets, confidential information and proprietary know-how owned and/or used in connection with the Business; (all of the intellectual property rights to be acquired shall be collectively referred to as the “Intellectual Property”);  and

(e)           all accounts receivable related to the Business.

Purchaser reserves the right to exclude any of the above described assets from the Purchased Assets.  All of the Purchased Assets shall be transferred to Purchaser free and clear of all liens, security interests and encumbrances.

1.1.2       Assumed Liabilities; Limitation on Assumption.  In connection with the purchase and sale of the Purchased Assets pursuant to Section 1.1 and except for those liabilities as shown on Exhibit B, Purchaser shall assume no liabilities and obligations of the Seller.

ARTICLE 2
CONSIDERATION

2.1           Purchase Price.  In consideration for the transfer of the Purchased Assets, at the Closing Purchaser shall (a) pay and deliver to Seller (or Seller’s assignee) the following:

(a)           a duly issued stock certificate registered in the name of the Seller and bearing a restricted securities legend and representing the sum of  thirty million (30,000,000) shares of the Purchaser’s Common Stock, or no less than 51% of the post reverse number of Purchasers issued shares of Common Stock  (the “Special Shares” or Purchase Price”).

2.2           Closing.  The closing of the purchase and sale of the Purchased Assets pursuant to Section 1.1 (the “Closing”) shall be held at the offices of the Purchaser at 3200 Santa Monica Avenue, Suite #20, Santa Monica, California 90405 at 11:00 a.m. (local time) on July 8, 2008 (the “Closing Date”), or at such other place and time as Purchaser and Seller may mutually agree in writing.

2.3           Deliveries at Closing.  At the Closing, the Parties shall make the deliveries described below:

(a)            Seller shall deliver, or cause to be delivered, to Purchaser a Bill of Sale and Assignment in the form of Exhibit C hereto properly executed by Seller;

(b)            Purchaser shall deliver to Seller the following:

(i)           the stock certificate representing all of the Special Shares and registered in the name of the Seller (or its assignees);

(ii)           a duly executed Action of the Board of Directors of the Purchaser, adopting and approving the terms of this Asset Purchase Agreement and authorizing and instructing the officers of the Purchaser to deliver a fully executed copy of this Asset Purchase Agreement to the Seller as set forth in Exhibit D.

(iii)           a duly executed Action of the Board of Directors electing Alex Grange as director and chief executive officer of the Purchaser and accepting the immediate resignation of the Derek Jones as an officer of the Purchaser as set forth in Exhibit D.

(iv)           such other instruments and documents properly executed by the Seller as are reasonably necessary, in the opinion of Purchaser, to effect the transactions described herein.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:

3.1           Authorization of Transaction.  Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

3.2           Broker’s Fees.  Neither Seller nor the Purchaser has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.3            Consents and Approvals.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with or notice to, any governmental or regulatory body, agency or official.  Neither the execution, delivery and performance by Seller of this Agreement, nor the consummation of the transactions contemplated hereby, will (with or without notice or lapse of time) (a) violate, conflict with, or result in a breach of any judgment, order, writ, injunction, decree or award of any court, governmental or regulatory body, or (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, agreement or other instrument or obligation to which Seller is a party, or by which the Business or any of the Purchased Assets may be bound.

3.4           Litigation.  To the best knowledge of Seller, there are no actions, suits, or proceedings pending or, to Seller’s best knowledge, threatened against Seller, or that otherwise relate to the Business or the Purchased Assets, before any court, arbitrator or administrative, governmental or regulatory authority or body and, to Seller’s knowledge, no event has occurred or circumstance exists that may give rise to or serve as the basis for the commencement of any such action, suit or proceeding. Seller is not subject to any order, judgment, writ, injunction or decree that relates to the Business or the Purchased Assets.

3.5           Personal Property.  Seller at Closing will have good and marketable title to the Purchased Assets, free and clear of all liens and encumbrances, and (b) all items of equipment, if any, constituting a part of the Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, and reasonably conform to all applicable laws, ordinances and regulations.

3.6           Taxes.  To the best knowledge of Seller, all tax reports and returns required to be filed relating to the Business pursuant to any law, rule or regulation have been filed in a timely manner (taking into account all extensions of due dates), and all Taxes shown as due thereon have been paid or accrued and reflected on the financial statements of the Business.  No deficiencies for any Taxes have been asserted in writing against Seller which remain unpaid.

3.7           Employees.  Seller has, with respect to the Business and all employees now or previously employed in the Business, complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, occupational health and safety and plant closing.

3.8           Customer List.  A complete and accurate list of customers of the Business is included and listed in Exhibit A attached to this Agreement. There are no customer prepayments or deposits.

3.9           Accounts Receivable.  The list of Accounts Receivable listed on Exhibit A attached to this Agreement is a complete list of the Accounts Receivable relating to or arising out of the Business as of the date shown.

3.10           Intellectual Property.  Except as shown on Exhibit A attached to this Agreement, to the best knowledge of Seller, Seller has no patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, web sites or Internet locations or similar rights, nor require any such rights in connection with the conduct of the Business as presently conducted.  To the knowledge of Seller, neither Seller nor the Business is infringing or otherwise acting adversely to the right of any other person under or in respect to, any patent, license, trademark, trade name, service mark, copyright or similar intangible right.

3.11           Labor Relations.  To the best knowledge of Seller, Seller has complied in all material respects with all federal and state laws, rules and regulations relating to the employment of labor, including those related to wages, hours and payment of withholding and unemployment taxes. Seller has withheld all amounts required by law or agreement to be withheld from wages or salaries of its employees and is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing.

3.12           Compliance.  To the Best knowledge of Seller, Seller has conducted the Business and maintained the Purchased Assets in compliance with, and not in violation of, applicable laws, rules, regulations and orders of federal, state and local governments and regulatory bodies (the “Applicable Laws”). Seller has not received any notice of any alleged violation of any Applicable Laws, and Seller has all licenses, permits and consents required to be obtained from federal, state, county or municipal authorities with respect to the ownership or use of the Purchased Assets for the operation of the Business. The Seller is not aware of any actions that it or the Business has taken which could reasonably cause or result in any claims of any violation of any federal, state, or local environmental laws in connection with the use or operation of the Purchased Assets or the conduct of the Business.

3.13           Investment Representation.

(a)           Seller represents that it is sophisticated and experienced in investment, financial, and securities matters and that it has had a sufficient opportunity to conduct a due diligence investigation into the corporate affairs of the Purchaser. Seller acknowledges that the offering and sale of the Special Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act of 1933, as amended, and that Purchaser’s reliance on such exemption is predicated on Seller’s representations set forth herein.

(b)           Seller fully understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Special Shares have not been registered under the Securities Act of 1933, as amended or under the securities laws of any states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the transaction is or the Special Shares is subsequently registered under the Securities Act of 1933, as amended and under applicable securities laws of relevant states or an exemption from such registration is available.  Seller understands that Purchaser is under no obligation to register the Special Shares on Seller’s behalf, or to assist Seller in complying with any exemption from such registration under the Securities Act of 1933.

(c)           Seller has such knowledge and experience in financial and business matters such that Seller is capable of evaluating the merits and risks of Seller’s investment in the Special Shares and is able to bear such risks, and has obtained, in Seller’s judgment, sufficient information from Purchaser or its authorized representatives to evaluate the merits and risks of such investment.  Seller has evaluated the risks of investing in the Special Shares and has determined that the Special Shares are a suitable investment for Seller.  Seller can afford a complete loss of the investment in the Stock, and can afford to hold the investment in the Special Shares for an indefinite period of time.

(d)           Seller is acquiring the Special Shares subscribed for herein for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of the Special Shares within the meaning of the Securities Act of 1933, as amended, or any rule or regulation under the Securities Act of 1933, as amended.  The Special Shares are not being purchased for subdivision or fractionalization thereof, and Seller has no contract, undertaking, agreement or arrangement with any person or entity to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) to any such person or entity the Special Shares, and Seller has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

(e)           Seller understands and acknowledges that the Special Shares delivered pursuant to the terms of this Agreement shall bear the following legend:

"The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such Shares nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred absent registration under the Act or the availability of an exemption there from.”

Further, Seller understands and acknowledges that an appropriate stop-transfer order shall be noted on the records of Purchaser’s transfer agent with respect to the Special Shares issued pursuant to this Agreement, which stop-transfer order shall remain in effect with respect to the Special Shares so long as the Special Shares are subject to the legending requirements set forth above.

3.14           Disclosure.  No representation or warranty or other statement made by Seller in this Agreement or in any certificates delivered in accordance with this Agreement or otherwise in connection with the transactions contemplated by this Agreement contains any untrue statement or omits to stating material fact necessary to make any of them, in the light of the circumstances in which it was made, not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that, as of the date of this Agreement:

4.1           Organization and Qualification.  Purchaser (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and (b) has the requisite corporate power to carry on its business as now being conducted, to own or use the properties and assets that it purports to own or use and to perform all of its obligations under this Agreement.

4.2           Corporate Authorization.  The execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby are within the corporate powers of Purchaser and have been duly authorized by all necessary corporate action.  This Agreement constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

4.3           Consents and Approvals.  The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, or notice to any governmental or regulatory body, agency or official.  Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation by Purchaser of the transactions contemplated hereby, will (with or without notice or lapse of time) (a) violate, conflict with, or result in a breach of, any provision of the charters or bylaws of Purchaser or any resolution adopted by the board of directors or shareholders of Purchaser or any judgment, order, writ, injunction, decree or award of any court, governmental or regulatory body applicable to Purchaser or (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, agreement or other instrument or obligation to which Purchaser is a party, or by which its properties may be bound.

4.4           Status of Filings & Securities Law Compliance.  Purchaser has completed a review of the filings that Purchaser has made with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 (the “Periodic Filings”) of the Securities Exchange Act of 1934 (the “1934 Act”) during the three (3) year period immediately preceding the date of this Agreement and in that connection and to the best knowledge of Purchaser, the Purchaser is not aware of any letters, inquiries, or correspondence from the Securities and Exchange Commission relating to or involving the Periodic Filings of the Purchaser or any matters which reasonably could form the basis of any claimed deficiencies or defects in any of the Periodic Filings.  Further and to the best knowledge of the Purchaser, Purchaser is not aware of any actions, suits, or proceedings pending or threatened against the Purchaser by the Commission, any state securities commission, or other governmental or regulatory authority or body relating to: (i) the Periodic Filings; (ii) the Purchaser’s compliance with state or federal securities laws; and (ii) the actions of Purchaser with respect to its public statements, announcements, or press releases. Further to the Purchaser’s best knowledge, no event has occurred or circumstance exists that may give rise to or serve as the basis for the commencement of any such action, suit or proceeding.

4.5           Special Shares.  The Special Shares, as and when issued to Seller at Closing, will confer all of the rights and privileges set forth in the Purchaser’s Articles of Incorporation and By-Laws attached hereto as set forth as exhibits to Purchaser’s filings with the U.S. Securities and Exchange Commission at www.sec.gov and the same shall be deemed to be fully paid-for, validly issued, and non-assessable shares of the Purchaser’s capital stock with all rights granted to stockholders in accordance with the Nevada General Corporation Law.

4.6           Absence of Liabilities.  To the best knowledge of Purchaser, and except for those liabilities listed on Exhibit E attached to this Agreement or as shown on Purchaser’s most recent Periodic Filing, there are no liabilities, debts, obligations, commitments, liens, charges, claims, whether accrued or contingent, to which the Purchaser is or may become liable or serve as the basis for the commencement of any action, suit or proceeding against Purchaser.  Purchaser is not subject to any order, judgment, writ, injunction or decree.

4.7           Stockholder List and Corporate Actions.  To the best knowledge of Purchaser, the Stockholder and Securities List shown on Exhibit F attached to this Agreement is accurate and complete and there are no outstanding warrants, rights or options or agreements, understandings, or commitments for the issuance of any warrants, rights, or options which could reasonably result in the issuance of the Purchaser’s capital stock (whether preferred or common) at any time on or after the Closing.  Further, to the best knowledge of the Purchaser, there are no outstanding convertible or exchangeable securities or agreements, understandings, or commitments for the issuance of any convertible or exchangeable securities which could reasonably result in the issuance of the Purchaser’s capital stock (whether preferred or common) at any time on or after the Closing except as shown on Exhibit F.

ARTICLE 5
COVENANTS

5.1           Operation of the Business.  Except as may otherwise be consented to in writing by Purchaser, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to Article 8 below, Seller shall operate the Business in the ordinary course consistent with past practice and maintain the Purchased Assets in customary repair, order and condition, maintain all insurance with respect to such assets in effect on the date of this Agreement and, in the event of casualty, loss or damage to any of such assets or properties prior to the Closing Date, either repair or replace such damaged property or, at Purchaser’s option, transfer the proceeds of such insurance to Purchaser after the Closing.

5.2           Access.  From the date of this Agreement to the earlier of (a) the Closing Date or (b) the termination of this Agreement pursuant to Article 8 below, Seller shall afford the officers, directors, employees, contractors, consultants, agents and other authorized representatives of Purchaser (collectively “Purchaser Agents”) reasonable access at reasonable times to the Purchased Assets, and to the books, records and contracts of the Business.  Purchaser may, after notice to Seller, contact the customers and suppliers of the Business.

5.3            Public Announcements.  Seller and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to obtaining the approval of the other party, except as may be required by law.  Notwithstanding the foregoing, the Purchaser shall have the right to file Form 8-K in connection with this Agreement and the transactions described herein and to each party shall have the right to take any other action relating to the disclosure of this Agreement and the subject mater of this Agreement as it reasonably determines and each agrees to cooperate with the other in all such matters.

5.4           Best Efforts.  Each of Seller and Purchaser agrees to use its best efforts to fulfill the conditions set forth in Article 6 to the other party’s obligation to close the transactions contemplated by this Agreement.

ARTICLE 6
CONDITIONS TO CLOSING

6.1           Conditions to Obligation of Purchaser.  The obligation of Purchaser to close the transactions contemplated hereby shall be subject to the satisfaction or written waiver (by Purchaser), prior to or at the Closing, of the following conditions:

(a)           Representations and Covenants.  The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the date of Closing with the same force and effect as though made on and as of the date of Closing. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the date of Closing; and

(b)           Transfer of Purchased Assets to Purchaser.  Seller shall transfer and deliver the Purchased Assets to the Purchaser on or before Closing and in accordance with the written instructions of the Purchaser.

6.2           Conditions to Obligation of Seller.  The obligation of Seller to close the transactions contemplated hereby shall be subject to the satisfaction or written waiver (by Seller), prior to or at the Closing, of the following conditions:

(a)           Representations and Covenants.  The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date of Closing with the same force and effect as though made on and as of the date of Closing.  Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the date of Closing;

(b)           Actions of Purchaser.  Purchaser shall cause all actions to be taken as listed in Article III hereof.

ARTICLE 7
TERMINATION

7.1           Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           By mutual written consent of Purchaser and Seller.

(b)           By Seller:

(i)           if the Closing shall not have occurred on or before July 8 2008, other than as a result of a material breach by Seller of its representations, warranties or other obligations hereunder; or

(ii)           if, prior to the Closing Date, Purchaser fails to perform in any material respect any of its obligations under this Agreement or Purchaser has breached any material representation or warranty, and such failure or breach has not been cured within five (5) days after receipt of notice of such failure or breach from Seller.

(c)           By Purchaser:

(i)           if the Closing shall not have occurred on or before July 8, 2008, other than as a result of a material breach by Purchaser of its representations, warranties or other obligations hereunder; or

(ii)           if, prior to the Closing Date, Seller fails to perform in any material respect any of its obligations under this Agreement or Seller has breached any material representation or warranty, and such failure or breach has not been cured within five (5) days after receipt of written notice of such failure or breach from Purchaser.

7.2           Effect of Termination.  In the event of termination of this Agreement by Purchaser or Seller as provided in Section 8.1, all obligations of the parties under this Agreement shall terminate without liability of any party to any other party, except for a party’s liability for breach of this Agreement.

ARTICLE 8
INDEMNIFICATION

8.1           Indemnification.

(a)           By Seller.  Seller shall indemnify, defend and hold harmless Purchaser and its directors, officers, employees and shareholders, from, against and in respect of any and all claims, suits, actions, proceedings, damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including reasonable attorneys’ fees, (each a “Loss” and collectively, “Losses”) arising from or relating to: (i) the breach of any of Seller’s representations, warranties or covenants set forth in this Agreement; (ii) any product shipped or manufactured by, or services provided by, the Business prior to the date of Closing; and (iii) any claim against Purchaser by any person to whom Purchaser is liable for any liabilities arising from or connected to the operation of the Business prior to the Closing Date, other than the Assumed Liabilities.

(b)           By Purchaser.  Purchaser shall indemnify, defend and hold harmless Seller, from, against and in respect of any and all Losses arising from or relating to:  (i) the Assumed Liabilities; (ii) the breach of any of Purchaser’s representations, warranties or covenants set forth in this Agreement; or (iii) any products shipped or manufactured by, or services provided by, the Business on or after the date of Closing.

8.2           Procedure for Claims by Third Parties.

(a)           Any party asserting a right of indemnification provided for under this Agreement (the “Indemnified Party”) in respect of, arising out of or involving a claim or demand made by any unrelated person, firm, governmental authority or corporation against the Indemnified Party (a “Third Party Claim”) shall notify the indemnifying party (the “Indemnifying Party”) in writing of the Third Party Claim within ten (10) business days after such Indemnified Party becomes aware of such Third Party Claim.  As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings, correspondence or other documents relating thereto that are in the Indemnified Party’s possession.  The Indemnified Party’s failure to notify the Indemnifying Party of any such matter within the time frame specified above shall not release the Indemnifying Party, in whole or in part, from its obligations under this Article 8 except to the extent that the Indemnified Party’s ability to defend against such claim is actually prejudiced thereby.  The Indemnifying Party agrees (and, at such time as the Indemnifying Party acknowledges its liability under this Article 9 with respect to such Third Party Claim, the Indemnifying Party shall have the sole and exclusive right) to defend against, settle or compromise such Third Party Claim at the expense of such Indemnifying Party; provided that no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party’s consent unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.  The Indemnified Party shall have the right (but not the obligation) to participate in the defense of such claim through counsel selected by it.  If the Indemnifying Party has not yet acknowledged its liability under this Section 9.2 with respect to such Third Party Claim, then the Indemnifying Party and the Indemnified Party shall cooperate in defending against such Third Party Claim, and neither party shall have the right, without the other’s consent, to settle or compromise any such Third Party Claim.

(b)           If any party becomes obligated to indemnify another party with respect to any Third Party Claim and the amount of liability with respect thereto shall have been finally determined, the Indemnifying Party shall pay such amount to the Indemnified Party in immediately available funds within ten (10) days following written demand by the Indemnified Party.

(c)           Procedure for Claims Between the Parties.  In the event that either Seller or Purchaser desires to assert a claim for indemnification against the other under this Article 9, such party shall assert such claim in writing, stating the nature and basis of such claim.  The party making such claim shall, on request, provide all information and documentation reasonably necessary to support and verify any Losses which such person believes gives rise to a claim for indemnification and shall give the indemnifying party reasonable access to its books, records and personnel for the purpose of investigating and verifying any such claim.

8.3           Survival.  All representations, warranties, covenants and obligations in this Agreement shall survive the Closing and consummation of the transactions contemplated by this Agreement for a period of two (2) years from the Closing. The rights to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation or warranty, or on the performance of or compliance with any covenant or obligation, and will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

8.4           Non-Exclusive Remedy.  The indemnification provisions in this Article 8 are in addition to any and all other remedies of the parties hereto available under applicable law with respect to the breach of any representation, warranty, covenant or agreement of the other party hereto.

ARTICLE 9
GENERAL PROVISIONS

9.1           Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean: (1) with respect to the Purchased Assets, a material adverse effect on the Purchased Assets, the operations or financial condition of the Business or on Seller’s ability to consummate the transactions contemplated by this Agreement; and (2) with respect to the Purchaser, the financial condition of the Purchaser, Purchaser’s ability to consummate the transactions contemplated by this Agreement; and the existence of any accrued or contingent liabilities not disclosed to the Seller in this Agreement.

(a)           Seller’s Knowledge.  Where a representation or warranty is stated to be based on or to the knowledge of the Seller, such phrase or words of similar import shall refer solely to the actual knowledge, after due inquiry, of  Alex Grange, Seller’s Managing Director, as of the date of this Agreement.

(b)           Purchaser’s Knowledge. Where a representation or warranty is stated to be based on or to the knowledge of Purchaser, such phrase or words of similar import shall refer solely to the actual knowledge, after due inquiry, of Derek Jones, Purchaser’s Chief Executive Officer, as of the date of this Agreement.

(c)           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)           Severability.  If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other persons, places or circumstances, shall remain in full force and effect.

9.2           Waiver.  With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (c) waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

9.3           Further Assurances.  From time to time after the Closing, each party hereto will execute and deliver to the other party such instruments of sale, transfer, conveyance, assignment and delivery as may be reasonably requested by the other party in order to cause Purchaser to be vested in all right, title and interest of Seller in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Agreement.

9.4           Notices.  All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have duly given or delivered (a) when delivered personally, (b) mailed by certified or registered mail, return receipt requested and postage prepaid, (c) sent by telephone facsimile transmission, or (d) sent via a nationally recognized overnight courier to the recipient.  Such notices, demands and other communications will be sent to the addresses listed on the first page of this Agreement or to such other address as any party may specify by notice given to the other party in accordance with this Section.

9.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

9.6           Entire Agreement.  This Agreement (including the attached exhibits and schedules) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous agreement or understanding, whether written or oral, among the parties or between any of them with respect to the subject matter of this Agreement.  There are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.

9.7           Amendment.  This Agreement may be amended or modified only by a written agreement duly executed by Seller and Purchaser.

9.8           Assignability.  Neither this Agreement nor any of the rights or obligations under this Agreement of any party hereto may be transferred, conveyed, alienated, assigned or delegated without the other party’s prior written consent, which consent may be withheld in the other party’s sole and absolute discretion.

9.9           Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and, if applicable, permitted assigns.

9.10           Third-Party Beneficiaries.  Each party intends that this Agreement shall not benefit or create any right or cause of action in any person other than the parties or as specifically expressed in this Agreement.

9.11           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but when taken together shall constitute but one instrument.

9.12           Expenses; Brokerage Fee.  Each party to this Agreement shall bear all of its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants.

[The remainder of page has been left intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first written above.

PURCHASER: LATIN TELEVISION, INC. By: /s/ Derek Jones Name: Derek Jones Title: Chief Executive Officer SELLER: PURE PLAY MUSIC LIMITED By: /s/ Alex Grange Name: Alex Grange Title: Managing Directo

r

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

LIST OF ATTACHMENTS

EXHIBIT A
List of Purchased Assets and List of Customers, including after acquired assets, including web site, web content, web addresses, and additional artist agreements consisting of approximately 15,000 additional songs.

EXHIBIT B	List of Liabilities of Seller Assumed by Purchaser At Closing

EXHIBIT C	Bill of Sale

EXHIBIT D	Action of the Board of Directors of Latin Television, Inc. (Authorization and Election of John Rosedale as President, Alex Grange as CEO, and Resignation of Derek Jones as President, and CEO)

EXHIBIT E	Listing of Purchaser’s Liabilities (Not disclosed in SEC Filings)

EXHIBIT F	Stockholder and Security List

EXHIBIT A

LIST OF PURCHASED ASSETS

The following are the Purchased Assets acquired by the Purchaser from the Seller with a listing of the Seller’s Accounts Receivable as of the date shown (as attached).

EXHIBIT B

LIST OF SELLER LIABILITIES ASSUMED BY PURCHASER

Amount:  $0.00

###########

EXHIBIT C

BILL OF SALE

This Agreement, dated July 8, 2008, is between Pure Play Music, Limited, a corporation domiciled in the United Kingdom (“Seller”), and Latin Television, Inc., a Nevada corporation (collectively “Buyer”).

1.           Assignment of Assets.  Pursuant to the terms of the Asset Purchase Agreement dated July 8, 2008 (the “Purchase Agreement”), Seller hereby sells, transfers, assigns and conveys to Buyer all of Seller’s right, title and interest in and to the Purchased Assets listed on Exhibit A attached thereto.

2.           Warranty as to Assets.   Seller hereby warrants that it has good and marketable title to the Assets, free and clear of mortgages, liens, reversions, restrictions, rights of purchase, encumbrances or other defects of title, and sales, use and ad valorem taxes other than arising from the consummation of the transfer of the Assets (such taxes being the responsibility of Seller).

3.           Further Assurances.  The parties hereto agree to execute and delivery such additional documents or other instruments or assurances that may be necessary or desirable to vest, perfect or confirm, of record or otherwise, title to the Assets or Contracts in Buyer, or to obtain any consents, orders or approvals to consummate the transactions contemplated hereby.

4.           Miscellaneous.  This Bill of Sale is governed by and construed under the laws of the State of Nevada.  The warranties and representations given herein shall survive the delivery of this Bill of Sale

Executed July 8, 2008

BUYER:

LATIN TELEVISION, INC., a Nevada corporation

By: _______________________________
Derek Jones, Chief Executive Officer

SELLER:

PURE PLAY MUSIC LIMITED, a United Kingdom corporation

By
Alex Grange, Managing Director

EXHIBIT D

(As attached.)

EXHIBIT E

Listing of Purchaser’s Liabilities (Not disclosed in SEC Filings)

(None.)

EXHIBIT F

STOCKHOLDER AND SECURITY LIST

Attached hereto is a current list of the stockholders of the Purchaser (as prepared by the Purchaser’s Common Stock Transfer Agent) together with a current list of any other securities issued by the Purchaser not contained on the list.(As attached.)